UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2010
Commission File Number 1-9929
Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          On June 2, 2010, Insteel Wire Products Company (“IWP”), a wholly-owned subsidiary of Insteel Industries, Inc. (the “Company”) and certain of IWP’s affiliates entered into that certain Second Amended and Restated Credit Agreement, dated as of June 2, 2010 (the “Second Amended and Restated Credit Agreement”), among IWP, as borrower, the Company and Intercontinental Metals Corporation (“Intercontinental”), a wholly-owned subsidiary of the Company, as credit parties and guarantors, General Electric Capital Corporation (“GECC”), as agent and lender, and the lenders who may become signatories from time to time. GE Capital Markets, Inc. served as lead arranger. The Second Amended and Restated Credit Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement, dated as of January 12, 2006 (the “2006 Credit Agreement”), which 2006 Credit Agreement amended and restated that certain Credit Agreement dated as of June 2, 2004. Capitalized terms used and not defined herein may be found in the Second Amended and Restated Credit Agreement.
          The Second Amended and Restated Credit Agreement extends the maturity date of the revolving credit facility formerly provided by the 2006 Credit Agreement by five years to June 2, 2015, reduces the commitment amount from $100 million to $75 million and releases the equipment, real estate and fixtures that were previously pledged as collateral. The revolving credit facility under the Second Amended and Restated Credit Agreement continues to be secured by substantially all of IWP’s, the Company’s, and Intercontinental’s other assets. Among other changes, the Second Amended and Restated Credit Agreement adjusts: (1) the applicable interest rate margins on the revolver to a range of 2.25% to 3.00% for LIBOR-based loans and 0.75% to 1.50% for base rate loans; and (2) the unused line fee to 0.375% if average borrowings are greater than or equal to 50% of the average Maximum Amount and 0.50% if average borrowings are less than 50% of the average Maximum Amount. Amounts outstanding under the Second Amended and Restated Credit Agreement are payable at maturity and, until maturity, IWP may from time to time borrow, repay and reborrow funds on the terms described in the Second Amended and Restated Credit Agreement.
          The Second Amended and Restated Credit Agreement includes customary events of default that permit GECC to pursue remedies up to and including declaring all or any portion of the obligations due and payable. The events of default include failures to comply with covenants, failure to make payments and the occurrence of a Change of Control. The Company and Intercontinental have each guaranteed repayment of the obligations under the Second Amended and Restated Credit Agreement and, upon an event of default, GECC may seek to collect the obligations from the Company and Intercontinental.
          The above summary is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
          As of June 2, 2010, there were no borrowings outstanding under the revolving credit facility and, based on IWP’s excess availability, the applicable interest rate margins were 2.25% for LIBOR-based loans and 0.75% for base rate loans.
Item 9.01. Financial Statements and Exhibits
Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of June 2, 2010, among Insteel Wire Products Company, as Borrower; Insteel Industries, Inc., as a Credit Party; Intercontinental Metals Corporation, as a Credit Party; and General Electric Capital Corporation, as Agent and Lender.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: June 4, 2010	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amended and Restated Credit Agreement dated as of June 2, 2010, among Insteel Wire Products Company, as Borrower; Insteel Industries, Inc., as a Credit Party; Intercontinental Metals Corporation, as a Credit Party; and General Electric Capital Corporation, as Agent and Lender.